EXHIBIT 10.7

[DATE]

[NAME]
[ADDRESS]

Re: Employment Terms

Dear [NAME]:

Sputnik, Inc. (“Sputnik”) is pleased to offer you the position of [POSITION] on the following terms.

You will be responsible for: [RESPONSIBILITIES]. You will report to [MANAGER NAME].

Your compensation will be [COMPENSATION] per month, less payroll deductions and all required withholdings. You will be paid semi-monthly in accordance with Sputnik’s standard payroll procedures, and you may be eligible for standard Sputnik benefits as they become available.

Sputnik may modify your position, duties, work location, schedule, compensation and benefits from time to time in its discretion.

As a Sputnik employee, you will be expected to abide by Sputnik’s rules and policies, and sign and comply with the attached Confidentiality Agreement and Employee Inventions and Proprietary Rights Assignment Agreement.

In your work for Sputnik, you will be expected not to use or disclose any confidential information, including trade secrets, of any former employer or other person to whom you have an obligation of confidentiality. Rather, you will be expected to use only that information which is generally known and used by persons with training and experience comparable to your own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by Sputnik. During our discussions about your proposed job duties, you assured us that you would be able to perform those duties within the guidelines just described.

You agree that you will not bring onto Sputnik premises any unpublished documents or property belonging to any former employer or other person to whom you have an obligation of confidentiality.

You have represented to Sputnik that you have the full right and power to enter into employment with Sputnik without the consent of any third party, and that you have no contract or obligation that is inconsistent or incompatible with your obligations to Sputnik as an employee.

You may terminate your employment with Sputnik at any time and for any reason whatsoever simply by notifying Sputnik. Likewise, your employment with the Sputnik is “at will”; it is for no specified term, and may be terminated by you or the Sputnik at any time, with or without cause or advance notice.

This letter, together with your Confidentiality Agreement and Employee Inventions and Proprietary Rights Assignment Agreement, forms the complete and exclusive statement of your employment agreement with Sputnik. It supersedes any other agreements or promises made to you by anyone, whether oral or written. Changes in your employment terms, other than those changes expressly reserved to Sputnik’s discretion in this letter, require a written modification signed by Sputnik’s President. As required by law, this offer is subject to satisfactory proof of your right to work in the United States.

Please sign and date this letter, and return it to me by [RETURN DATE] if you wish to accept employment at Sputnik under the terms described above. If you accept our offer, we would like you to start on [START DATE].

We look forward to your favorable reply and to a productive and enjoyable work relationship.

Sincerely,

David LaDuke, CEO, Sputnik, Inc.

Accepted and Agreed:

[NAME]

Date

Attachment: Confidentiality Agreement and Employee Inventions and Proprietary Rights Assignment Agreement

CONFIDENTIALITY AGREEMENT
(DISCLOSURES BY SPUTNIK, INC.)

This Agreement is made and entered into, as of _________________, 200_ (“Effective Date”), by and between SPUTNIK, INC. (“Company”), having a principal place of business at 650 Townsend Street, Suite 320, San Francisco, CA 94103 and __________________________________a(n)  ☐ individual,  ☐ partnership, ☐ limited liability partnership, ☐ corporation, ☐ limited liability company (check the appropriate box) of the state of ____________, having a principal place of business at ___________________________________ (“Recipient”).

Definition of Confidential Information. “Confidential Information” as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Company. “Confidential Information” includes, without limitation, Company’s respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information. “Confidential Information” also includes proprietary or confidential information of any third party who may disclose such information to Company or Recipient in the course of Company’s business.

Nondisclosure and Nonuse Obligations. Recipient agrees that Recipient will not use, disseminate, or in any way disclose any Confidential Information to any person, firm or business, except to the extent necessary for internal evaluations in connection with negotiations, discussions, and consultations with personnel or authorized representatives of Company and for any other purpose Company may hereafter authorize in writing. Furthermore, the existence of any business negotiations, discussions, consultations or agreements in progress between the parties shall not be released to any form of public media without the prior written approval of Company. Recipient agrees that Recipient shall treat all Confidential Information of Company with the same degree of care as Recipient accords to Recipient’s own Confidential Information, but in no case less than reasonable care. If Recipient is not an individual, Recipient agrees that Recipient shall disclose Confidential Information of Company only to those of Recipient’s employees who need to know such information and certifies that such employees have previously agreed, either as a condition of employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those terms and conditions applicable to Recipient under this Agreement. Recipient will immediately give notice to Company of any unauthorized use or disclosure of the Confidential Information. Recipient agrees to assist Company in remedying any such unauthorized use or disclosure of the Confidential Information.

Exclusions from Nondisclosure and Nonuse Obligations. Recipient’s obligations under Paragraph 2 (“Nondisclosure and Nonuse Obligations”), with respect to any portion of Confidential Information, shall not apply to any such portion that Recipient can document either (a) was in the public domain at or subsequent to the time such portion was communicated to Recipient by Company through no fault of Recipient; (b) was rightfully in Recipient’s possession free of any obligation of confidence at or subsequent to the time such portion was communicated to Recipient by Company; or (c) was developed by employees or agents of Recipient independently of and without reference to any information communicated to Recipient by Company. A disclosure of any portion of Confidential Information, either (a) in response to a valid order by a court or other governmental body, or (b) otherwise required by law, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Recipient shall provide prompt prior written notice thereof to Company to enable Company to seek a protective order or otherwise prevent such disclosure.

Ownership and Return of Confidential Information and Other Materials. All Confidential Information, and any Derivatives thereof whether created by Company or Recipient, remain the property of Company and no license or other rights to Confidential Information or Derivatives is granted or implied hereby. For purposes of this Agreement, “Derivatives” shall mean: (a) for copyrightable or copyrighted material, any translation, abridgment, revision or other form in which an existing work may be recast, transformed or adapted; (b) for patentable or patented material, any improvement thereon; and (c) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected under copyright, patent and/or trade secret laws. Recipient hereby does and will assign to Company all of Recipient’s rights, title in interest and interest in and to the Derivatives. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs, lists, and all other tangible media of expression) furnished to Recipient by Company shall remain the property of Company. At Company’s request and no later than five (5) days after such request, Recipient shall destroy or deliver to Company, at Company’s option, (a) all materials furnished to Recipient by Company, (b) all tangible media of expression in Recipient’s possession or control which incorporate or in which are fixed any Confidential Information, and (c) written certification of Recipient’s compliance with Recipient’s obligations under this sentence.

No Warranty. All Confidential Information is provided “AS IS” and without any warranty, express, implied or otherwise, regarding such Confidential Information’s accuracy or performance.

No Export. Recipient will not export, directly or indirectly, any technical data acquired from Company pursuant to this Agreement or any product utilizing any such data to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other governmental approval without first obtaining such license or approval.

Term. This Agreement shall govern all communications from Company to Recipient that are made during the period from the Effective Date to the date on which either party receives from the other party written notice that subsequent communications shall not be so governed, provided, however, that Recipient’s obligations under Paragraph 2 (“Nondisclosure and Nonuse Obligations”) with respect to Confidential Information of Company which Recipient has previously received shall continue in perpetuity unless terminated pursuant to Paragraph 3 (“Exclusions from Nondisclosure and Nonuse Obligations”).

No Assignment. Recipient shall not assign or transfer any rights or obligations under this Agreement without the prior written consent of Company.

Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or to such other address as either party may specify in writing.

Governing Law and Forum; Legal Fees. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in California, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in California, such personal jurisdiction shall be nonexclusive. If any dispute arises between the parties with respect to the matters covered by this Agreement which leads to a proceeding to resolve such dispute, the prevailing party in such proceeding shall be entitled to receive such prevailing party’s reasonable attorneys’ fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief to which such prevailing party may be entitled.

Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

Waiver; Amendment; Modification. No term or provision hereof will be considered waived by Company, and no breach excused by Company, unless such waiver or consent is in writing signed by Company. The waiver by Company of, or consent by Company to, a breach, of any provision of this Agreement by Recipient shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach by Recipient. This Agreement may be amended or modified only by mutual agreement of authorized representatives of the parties in writing.

Injunctive Relief. A breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law, and Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

Entire Agreement. This Agreement constitutes the entire agreement with respect to the Confidential Information disclosed hereunder and supersedes all prior or contemporaneous oral or written agreements concerning such Confidential Information.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“Company” SPUTNIK, INC. By:__________________________________________ Name:________________________________________ Title:_________________________________________	“Recipient” [RECIPIENT NAME] By:_________________________________________ Name:________________________________________ Title:_________________________________________

EMPLOYEE INNOVATIONS AND PROPRIETARY RIGHTS
ASSIGNMENT AGREEMENT

This Agreement is intended to formalize in writing certain understandings and procedures which have been in effect since the time I was initially employed by SPUTNIK, INC. (“Company”). In return for my new or continued employment by Company and other good and valuable consideration, the receipt and sufficiency of which I hereby acknowledge, I acknowledge and agree that:

Duties; At-Will Employment; No Conflict. I will perform for Company such duties as may be designated by Company from time to time. I agree that my employment with Company is for no specified term, and may be terminated by Company at any time, with or without cause, and with or without notice. Similarly, I may terminate my employment with Company at any time, with or without cause, and with or without notice. During my period of employment by Company, I will devote my best efforts to the interests of Company and will not engage in other employment or in any activities determined by Company to be detrimental to the best interests of Company without the prior written consent of Company.

Prior Work. All previous work done by me for Company relating in any way to the conception, reduction to practice, creation, derivation, design, development, manufacture, sale or support of products or services for Company is the property of Company, and I hereby assign to Company all of my right, title and interest in and to such previous work.

Proprietary Information. My employment creates a relationship of confidence and trust between Company and me with respect to any information:

Applicable to the business of Company; or

Applicable to the business of any client or customer of Company, which may be made known to me by Company or by any client or customer of Company, or learned by me in such context during the period of my employment.

All such information has commercial value in the business in which Company is engaged and is hereinafter called “Proprietary Information.” By way of illustration, but not limitation, Proprietary Information includes any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Company, and includes, without limitation, respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information. “Proprietary Information” also includes proprietary or confidential information of any third party who may disclose such information to Company or to me in the course of Company’s business.

Ownership and Nondisclosure of Proprietary Information. All Proprietary Information is the sole property of Company, Company’s assigns, and Company’s customers, and Company, Company’s assigns and Company’s customers shall be the sole and exclusive owner of all patents, copyrights, mask works, trade secrets and other rights in the Proprietary Information. I hereby do and will assign to Company all rights, title and interest I may have or acquire in the Proprietary Information. At all times, both during my employment by Company and after termination of such employment, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything directly relating to Proprietary Information without the written consent of Company, except as may be necessary in the ordinary course of performing my duties as an employee of Company.

Ownership and Return of Materials. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs, lists, and all other tangible media of expression) furnished to me by Company shall remain the property of Company. Upon termination of my employment, or at any time on the request of Company before termination, I will promptly (but no later than five (5) days after the earlier of my employment’s termination or Company’s request) destroy or deliver to Company, at Company’s option, (a) all materials furnished to me by Company, (b) all tangible media of expression which are in my possession and which incorporate any Proprietary Information or otherwise relate to Company’s business, and (c) written certification of my compliance with my obligations under this sentence.

Innovations. As used in this Agreement, the term “Innovations” means all processes, machines, manufactures, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs. “Innovations” includes “Inventions,” which is defined to mean any inventions protected under patent laws.

Disclosure of Prior Innovations. I have identified on Exhibit A (“Prior Innovations”) attached hereto all Innovations, applicable to the business of Company or relating in any way to Company’s business or demonstrably anticipated research and development or business, which were conceived, reduced to practice, created, derived, developed, or made by me prior to my employment with Company (collectively, the “Prior Innovations”), and I represent that such list is complete. I represent that I have no rights in any such Innovations other than those Prior Innovations specified in Exhibit A (“Prior Innovations”). If there is no such list on Exhibit A (“Prior Innovations”), I represent that I have neither conceived, reduced to practice, created, derived, developed nor made any such Prior Innovations at the time of signing this Agreement.

Assignment of Innovations; License of Prior Innovations. I hereby agree promptly to disclose and describe to Company, and I hereby do and will assign to Company or Company’s designee my entire right, title, and interest in and to, (a) each of the Innovations (including Inventions), and any associated intellectual property rights, which I may solely or jointly conceive, reduce to practice, create, derive, develop or make during the period of my employment with Company, which either (i) relate, at the time of conception, reduction to practice, creation, derivation, development, or making of such Innovation, to Company’s business or actual or demonstrably anticipated research or development, or (ii) were developed on any amount of Company’s time or with the use of any of Company’s equipment, supplies, facilities or trade secret information, or (iii) resulted from any work I performed for Company, and (b) each of the Innovations which is not an Invention (as demonstrated by me by evidence meeting the clear and convincing standard of proof), and any associated intellectual property rights, which I may solely or jointly conceive, develop, reduce to practice, create, derive, develop, or make during the period of my employment with Company, which are applicable to the business of Company (collectively, the Innovations identified in clauses (a) and (b) are hereinafter the “Company Innovations”). To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by me to Company, I hereby grant to Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and interest. To the extent any of the rights, title and interest in and to Company Innovations can be neither assigned nor licensed by me to Company, I hereby irrevocably waive and agree never to assert such non-assignable and non-licensable rights, title and interest against Company or any of Company’s successors in interest to such non-assignable and non-licensable rights. I hereby grant to Company or Company’s designees a royalty free, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice all applicable patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Prior Innovations which I incorporate, or permit to be incorporated, in any Company Innovations. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, any Prior Innovations in any Company Innovations without Company’s prior written consent.

Future Innovations. I recognize that Innovations or Proprietary Information relating to my activities while working for Company and conceived, reduced to practice, created, derived, developed, or made by me, alone or with others, within three (3) months after termination of my employment may have been conceived, reduced to practice, created, derived, developed, or made, as applicable, in significant part while employed by Company. Accordingly, I agree that such Innovations and Proprietary Information shall be presumed to have been conceived, reduced to practice, created, derived, developed, or made, as applicable, during my employment with Company and are to be promptly assigned to Company unless and until I have established the contrary by written evidence satisfying the clear and convincing standard of proof.

Cooperation in Perfecting Rights to Proprietary Information and Innovations.

I agree to perform, during and after my employment, all acts deemed necessary or desirable by Company to permit and assist Company, at Company’s expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Proprietary Information and Innovations assigned or licensed to, or whose rights are irrevocably waived and shall not be asserted against, Company under this Agreement. Such acts may include, but are not limited to, execution of documents and assistance or cooperation (i) in the filing, prosecution, registration, and memorialization of assignment of any applicable patents, copyrights, mask work, or other applications, (ii) in the enforcement of any applicable patents, copyrights, mask work, moral rights, trade secrets, or other proprietary rights, and (iii) in other legal proceedings related to the Proprietary Information or Innovations.

In the event that Company is unable for any reason to secure my signature to any document required to file, prosecute, register, or memorialize the assignment of any patent, copyright, mask work or other applications or to enforce any patent, copyright, mask work, moral right, trade secret or other proprietary right under any Proprietary Information (including improvements thereof) or any Innovations (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, continuing patent applications, reissues, and reexaminations thereof), I hereby irrevocably designate and appoint Company and Company’s duly authorized officers and agents as my agents and attorneys-in-fact to act for and on my behalf and instead of me, (i) to execute, file, prosecute, register and memorialize the assignment of any such application, (ii) to execute and file any documentation required for such enforcement, and (iii) to do all other lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance, and enforcement of patents, copyrights, mask works, moral rights, trade secrets or other rights under the Proprietary Information, or Innovations, all with the same legal force and effect as if executed by me.

No Violation of Rights of Third Parties. My performance of all the terms of this Agreement and as an employee of Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me prior to my employment with Company, and I will not disclose to Company, or induce Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I am not a party to any other agreement which will interfere with my full compliance with this Agreement. I agree not to enter into any agreement, whether written or oral, in conflict with the provisions of this Agreement.

Survival. This Agreement (a) shall survive my employment by Company; (b) does not in any way restrict my right or the right of Company to terminate my employment at any time, for any reason or for no reason; (c) inures to the benefit of successors and assigns of Company; and (d) is binding upon my heirs and legal representatives.

Nonassignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a nonassignable invention under the provisions of Section 2870 of the California Labor Code. I acknowledge that a condition for an Invention to qualify fully as a non-assignable invention under the provisions of Section 2870 of the California Labor Code is that the invention must be protected under patent laws. I have reviewed the notification in Exhibit B (“Limited Exclusion Notification”) and agree that my signature acknowledges receipt of the notification. However, I agree to disclose promptly in writing to Company all Innovations (including Inventions) conceived, reduced to practice, created, derived, developed, or made by me during the term of my employment and for three (3) months thereafter, whether or not I believe such Innovations are subject to this Agreement, to permit a determination by Company as to whether or not the Innovations should be the property of Company. Any such information will be received in confidence by Company.

No Solicitation. During the term of my employment with Company and for a period of two (2) years thereafter, I will not solicit, encourage, or cause others to solicit or encourage any employees of Company to terminate their employment with Company.

Injunctive Relief. A breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law, and Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notices to me shall be sent to any address in Company’s records or such other address as I may specify in writing. Notices to Company shall be sent to Company’s Human Resources Department or to such other address as Company may specify in writing.

Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in California, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in California, such personal jurisdiction shall be nonexclusive.

Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

Waiver; Amendment; Modification. The waiver by Company of a term or provision of this Agreement, or of a breach of any provision of this Agreement by me, shall not be effective unless such waiver is in writing signed by Company. No waiver by Company of, or consent by Company to, a breach by me, will constitute a waiver of, consent to or excuse of any other or subsequent breach by me. This Agreement may be amended or modified only with the written consent of both me and Company. No oral waiver, amendment or modification shall be effective under any circumstances whatsoever.

Entire Agreement. This Agreement represents my entire understanding with Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral.

I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

“COMPANY” SPUTNIK, INC. By:__________________________________________ Title:_________________________________________ Dated:________________________________________	EMPLOYEE: By:_________________________________________ Printed Name:__________________________________ Dated:________________________________________

Exhibit A

PRIOR INNOVATIONS

Exhibit B

LIMITED EXCLUSION NOTIFICATION

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any invention that you developed entirely on your own time without using Company’s equipment, supplies, facilities or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to Company’s business, or actual or demonstrably anticipated research or development of Company; or

(2) Result from any work performed by you for Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

I ACKNOWLEDGE RECEIPT of a copy of this notification.

By:________________________________________ ___________________________________________ (Printed Name of Employee) Date:________________________________________